EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-104242, 333-129079 and 333-141968) and Form S-8 (Nos. 2-56437, 2-91285, 33-20932, 33-91758, 33-27339, 333-41398, 333-57658, 33-30229, 333-88518, 333-112869, 333-115333, 333-133597 and 333-140922) of Barnes Group Inc. of our report dated February 25, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP Hartford, Connecticut February 25, 2008